Exhibit 99.3

LSI CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$642,588	$542,768
Short-term investments	240,741	267,070
Accounts receivable, less allowances of $4,349 and $6,174, respectively	251,223	270,849
Inventories	161,910	156,294
Prepaid expenses and other current assets	85,018	71,600

Total current assets	1,381,480	1,308,581
Property and equipment, net	298,582	302,288
Identified intangible assets, net	337,537	367,603
Goodwill	255,005	255,005
Other assets	126,873	128,228

Total assets	$2,399,477	$2,361,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$173,614	$174,213
Accrued salaries, wages and benefits	111,686	135,530
Other accrued liabilities	168,657	173,238

Total current liabilities	453,957	482,981
Pension and post-retirement benefit obligations	324,037	337,063
Income taxes payable	63,740	72,245
Other non-current liabilities	33,298	33,694

Total liabilities	875,032	925,983

Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value: 1,300,000 shares authorized; 564,011 and 552,409 shares outstanding, respectively	5,640	5,524
Additional paid-in capital	5,620,767	5,570,478
Accumulated deficit	(3,715,705)	(3,748,938)
Accumulated other comprehensive loss	(386,257)	(391,342)

Total stockholders’ equity	1,524,445	1,435,722

Total liabilities and stockholders’ equity	$2,399,477	$2,361,705

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

LSI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013
Revenues	$569,066	$568,636
Cost of revenues	277,941	279,132

Gross profit	291,125	289,504
Research and development	174,113	171,305
Selling, general and administrative	76,168	89,495
Restructuring of operations and other items, net	15,473	20,452

Income from operations	25,371	8,252
Interest income and other, net	2,669	7,880

Income before income taxes	28,040	16,132
Benefit from income taxes	(5,193)	(2,300)

Net income	$33,233	$18,432

Net income per share:
Basic	$0.06	$0.03
Diluted	$0.06	$0.03
Shares used in computing per share amounts:
Basic	558,490	550,227
Diluted	588,455	567,092

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

LSI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013
Net income	$33,233	$18,432
Other comprehensive income before tax:
Foreign currency translation adjustments	1,275	(342)
Available-for-sale securities:
Unrealized gain	556	1,980
Reclassification of net realized (gain)/loss to net income	(128)	17
Derivative financial instruments:
Unrealized loss	(30)	(32)
Reclassification of net realized loss/(gain) to net income	562	(162)
Amortization of net actuarial loss, prior service cost and transition asset on benefit plans	3,193	5,044

Other comprehensive income before tax	5,428	6,505
Income tax expense on net unrealized gain on investments and derivatives	343	740

Other comprehensive income, net of tax	5,085	5,765

Comprehensive income	$38,318	$24,197

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

LSI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 30, 2014	March 31, 2013
Operating activities:
Net income	$33,233	$18,432
Adjustments:
Depreciation and amortization	45,929	44,285
Stock-based compensation expense	20,985	25,546
Non-cash restructuring of operations and other items, net	434	6,596
Gain on sale of property and equipment	—	(4)
Unrealized foreign exchange loss	494	589
Deferred taxes	(51)	(26)
Changes in assets and liabilities:
Accounts receivable, net	19,626	40,652
Inventories	(5,616)	25,123
Prepaid expenses and other assets	(32,903)	(7,955)
Accounts payable	7,936	(33,054)
Accrued and other liabilities	(47,054)	(57,354)

Net cash provided by operating activities	43,013	62,830

Investing activities:
Purchases of debt securities available-for-sale	(26)	(53,345)
Proceeds from maturities and sales of debt securities available-for-sale	25,601	24,117
Purchases of other investments	(232)	(750)
Purchases of property and equipment	(20,527)	(25,075)
Proceeds from sale of property and equipment	12	27

Net cash provided by/(used in) investing activities	4,828	(55,026)

Financing activities:
Issuances of common stock	51,965	8,165
Purchases of common stock under repurchase programs	—	(60,765)

Net cash provided by/(used in) financing activities	51,965	(52,600)

Effect of exchange rate changes on cash and cash equivalents	14	(1,507)

Net change in cash and cash equivalents	99,820	(46,303)

Cash and cash equivalents at beginning of period	542,768	471,528

Cash and cash equivalents at end of period	$642,588	$425,225

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

LSI CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

For financial reporting purposes, LSI Corporation (“LSI” or the “Company”) reports on a 13- or 14-week quarter with the year ending December 31. The first quarters of 2014 and 2013 consisted of 13 weeks each and ended on March 30, 2014 and March 31, 2013, respectively. The results of operations for the quarter ended March 30, 2014 are not necessarily indicative of the results to be expected for the full year.

On December 15, 2013, the Company entered into a definitive agreement with Avago Technologies Limited (“Avago”) and certain of its subsidiaries under which Avago will acquire LSI for $11.15 per share in an all-cash transaction valued at approximately $6.6 billion. On April 9, 2014, the Company’s stockholders adopted the merger agreement. The merger is expected to close in early May 2014, subject to satisfaction of customary closing conditions.

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ significantly from these estimates.

In management’s opinion, the accompanying unaudited condensed consolidated financial statements contain all normal recurring adjustments necessary for a fair statement of the Company’s financial position, results of operations, comprehensive income and cash flows for the interim periods presented. While the Company believes that the disclosures are adequate to make the information not misleading, these financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Recent Accounting Pronouncement

In July 2013, the Financial Accounting Standards Board issued additional guidance regarding the presentation of unrecognized tax benefits. The guidance requires an unrecognized tax benefit, or a portion of an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset if a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is available. This guidance is effective for fiscal years and interim periods beginning after December 15, 2013. The Company adopted this guidance in the first quarter of 2014. The adoption did not impact the Company’s financial position.

Note 2 — Stock-Based Compensation

Stock-based compensation expense, net of estimated forfeitures, related to the Company’s stock options, Employee Stock Purchase Plan (“ESPP”) and restricted stock units (“RSUs”) by expense category was as follows:

	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands)
Cost of revenues	$2,458	$2,875
Research and development	10,295	12,409
Selling, general and administrative	8,232	10,262

Total stock-based compensation expense	$20,985	$25,546

The income tax benefit that the Company realized for the tax deduction from option exercises and other awards was not material for any period presented.

Stock Options

The fair value of each option grant is estimated as of the date of grant using a reduced-form calibrated binomial lattice model (“lattice model”). The following table summarizes the weighted-average assumptions that the Company applied in the lattice model:

	Three Months Ended
	March 30, 2014	March 31, 2013
Estimated grant date fair value per share	$2.87	$2.33
Expected life (years)	4.45	4.38
Risk-free interest rate	1%	1%
Volatility	34%	49%

The following table summarizes changes in stock options outstanding:

	Number of Shares	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In thousands)		(In years)	(In thousands)
Options outstanding at December 31, 2013	43,948	$5.87
Granted	3,360	$11.09
Exercised	(7,801)	$6.66
Canceled	(228)	$6.72

Options outstanding at March 30, 2014	39,279	$6.16	3.93	$193,014

Options exercisable at March 30, 2014	25,110	$5.28	2.92	$145,388

As of March 30, 2014, the total unrecognized compensation expense related to unvested stock options, net of estimated forfeitures, was $32.6 million, which is expected to be recognized over the next 2.4 years on a weighted-average basis.

Restricted Stock Units

The cost of service-based and performance-based RSUs is determined using the fair value of the Company’s common stock on the date of grant. For performance-based RSU expense, the Company also considers the probability that those RSUs will vest.

Service-based:

The vesting of service-based RSUs requires that the employees remain employed by the Company for a specified period of time.

The following table summarizes changes in service-based RSUs outstanding:

	Number of Units	Weighted-Average Grant Date Fair Value per Share
	(In thousands)
Unvested service-based RSUs outstanding at December 31, 2013	19,543	$7.07
Granted	5,163	$11.09
Vested	(5,508)	$6.89
Forfeited	(464)	$7.24

Unvested service-based RSUs outstanding at March 30, 2014	18,734	$8.22

As of March 30, 2014, the total unrecognized compensation expense related to service-based RSUs, net of estimated forfeitures, was $136.1 million, which will be recognized over the next 2.8 years on a weighted-average basis.

Performance-based:

The vesting of performance-based RSUs is contingent upon the Company meeting specified performance criteria and requires that the employees remain employed by the Company for a specified period of time.

The following table summarizes changes in performance-based RSUs outstanding:

	Number of Units	Weighted-Average Grant Date Fair Value per Share
	(In thousands)
Unvested performance-based RSUs outstanding at December 31, 2013	3,516	$7.10
Granted	1,188	$11.09
Vested	—	$—
Forfeited	—	$—

Unvested performance-based RSUs outstanding at March 30, 2014	4,704	$8.11

As of March 30, 2014, the total unrecognized compensation expense related to performance-based RSUs, net of estimated forfeitures, was $25.2 million, and if the performance conditions are fully met, that amount will be recognized over the next 1.5 years on a weighted-average basis.

Employee Stock Purchase Plan

Compensation expense for the ESPP is calculated using the fair value of the employees’ purchase rights computed under the Black-Scholes model. Under the ESPP, rights to purchase shares are granted during the second and fourth quarters of each year. No shares related to the ESPP were issued during the three months ended March 30, 2014 or March 31, 2013.

The ESPP was terminated in April 2014, pursuant to the merger agreement relating to the Company’s acquisition by Avago.

Note 3 — Stockholders’ Equity

On August 1, 2012, the Company’s board of directors authorized a stock repurchase program of up to $500.0 million of its common stock. As of March 30, 2014, $315.1 million remained available for repurchases under this program. During the three months ended March 31, 2013, the Company repurchased 8.6 million shares for $60.8 million. Repurchased shares are retired immediately and are recorded as reductions in common stock and additional paid-in capital.

Pursuant to the merger agreement entered into with Avago in December 2013, the Company discontinued share repurchases and its quarterly dividend.

Note 4 — Restructuring of Operations and Other Items

Restructuring

The following table summarizes items included in restructuring expense:

	Three Months Ended
	March 30, 2014		March 31, 2013
	(In thousands)
Leases	$4,071	(a)	$1,768	(a)
Employee severance and benefits	399		4,386

Total	$4,470		$6,154

(a)	Includes lease obligation costs and related changes in estimates, changes in time value and other ongoing expenditures.

The following table summarizes the significant activities within, and components of, the Company’s restructuring obligations:

	Leases		Employee Severance and Benefits		Total
			(In thousands)
Balance at December 31, 2013	$4,029		$12,775		$16,804
Expense	4,071		399		4,470
Utilized	(3,903	)(a)	(7,949	)(a)	(11,852)

Balance at March 30, 2014	$4,197	(b)	$5,225	(b)	$9,422

(a)	Represents cash payments.
(b)	The balance remaining for the lease obligations is expected to be paid during the remaining terms of the leases, which extend through the first quarter of 2015. The majority of the balance remaining for employee severance and benefits is expected to be paid by the second quarter of 2014.

Other Items

The Company recorded net charges of $11.0 million during the three months ended March 30, 2014 primarily for legal and other transaction costs related to the merger with Avago. The Company recorded net charges of $14.3 million during the three months ended March 31, 2013 primarily for litigation settlements.

Note 5 — Benefit Obligations

The Company provides retirement benefits to certain current and former U.S. employees under defined benefit pension plans, which include a management plan and a represented plan. Benefits under the management plan are provided under either an adjusted career-average-pay program or a cash-balance program. Benefits under the represented plan are based on a dollar-per-month formula. Benefit accruals under the management plan were frozen in 2009. Participants in the adjusted career-average-pay program no longer earn service accruals. Participants in the cash-balance program no longer earn service accruals, but continue to earn 4% interest per year on their cash-balance accounts. There are no active participants under the represented plan.

The Company also has a non-qualified supplemental pension plan in the U.S. that principally provides benefits based on compensation in excess of amounts that can be considered under the management plan. In addition, the Company provides post-retirement life insurance coverage under a group life insurance plan for certain U.S. employees. The Company also has pension plans covering certain international employees.

The following table summarizes the components of the net periodic benefit cost/(credit):

	Three Months Ended
	March 30, 2014		March 31, 2013
	Pension Benefits	Post-retirement Benefits	Pension Benefits	Post-retirement Benefits
	(In thousands)
Service cost	$99	$—	$123	$25
Interest cost	15,613	625	14,270	600
Expected return on plan assets	(17,826)	(950)	(16,581)	(875)
Net actuarial loss, prior service cost and transition asset amortization	3,168	25	4,669	375

Total benefit cost/(credit)	$1,054	$(300)	$2,481	$125

During the three months ended March 30, 2014, the Company contributed $11.0 million to its pension plans. The Company expects to contribute an additional $64.9 million to its pension plans during the remainder of 2014. The Company does not expect to contribute to its post-retirement benefit plan in 2014.

Note 6 — Cash Equivalents and Investments

The following tables summarize the Company’s cash equivalents and investments measured at fair value:

	Fair Value Measurements as of March 30, 2014
	Level 1		Level 2		Total
	(In thousands)
Cash equivalents:
Money-market funds	$541,663	(a)	$—		$541,663
Short-term investments:
Asset-backed and mortgage-backed securities:
Agency securities	$—		$132,122	(b)	$132,122
Non-agency securities	—		570	(b)	570
Government and agency securities	35,534	(a)	48,470	(b)	84,004
Corporate debt securities	—		15,050	(b)	15,050
Commercial paper	—		8,995	(b)	8,995

Total available-for-sale debt securities	$35,534		$205,207		$240,741

Long-term investments in equity securities:
Marketable available-for-sale equity securities	$3,051	(c)	$—		$3,051

	Fair Value Measurements as of December 31, 2013
	Level 1		Level 2		Total
	(In thousands)
Cash equivalents:
Money-market funds	$444,480	(a)	$—		$444,480
Short-term investments:
Asset-backed and mortgage-backed securities:
Agency securities	$—		$142,756	(b)	$142,756
Non-agency securities	—		607	(b)	607
Government and agency securities	35,521	(a)	58,875	(b)	94,396
Corporate debt securities	—		15,490	(b)	15,490
Commercial paper	—		13,821	(b)	13,821

Total available-for-sale debt securities	$35,521		$231,549		$267,070

Long-term investments in equity securities:
Marketable available-for-sale equity securities	$2,921	(c)	$—		$2,921

(a)	The fair value of money-market funds is determined using unadjusted prices in active markets. Level 1 government and agency securities consist of U.S. government and agency securities, and their fair value is determined using quoted prices in active markets.
(b)	These investments are traded less frequently than Level 1 securities and are valued using inputs that include quoted prices for similar assets in active markets and inputs other than quoted prices that are observable for the asset, such as interest rates, yield curves, prepayment speeds, collateral performance, broker/dealer quotes and indices that are observable at commonly quoted intervals.
(c)	The fair value of marketable equity securities is determined using quoted prices in active markets. These amounts are included in non-current other assets.

As of March 30, 2014 and December 31, 2013, the aggregate carrying value of the Company’s non-marketable securities was $44.5 million and $44.3 million, respectively, which are included in non-current other assets.

The following tables summarize the Company’s available-for-sale securities:

	March 30, 2014
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
	(In thousands)
Short-term debt securities:
Asset-backed and mortgage-backed securities	$130,434	$4,097	$(1,839)	$132,692
Government and agency securities	83,858	306	(160)	84,004
Corporate debt securities	14,991	82	(23)	15,050
Commercial paper	8,995	—	—	8,995

Total short-term debt securities	$238,278	$4,485	$(2,022)	$240,741

Long-term marketable equity securities	$669	$2,382	$—	$3,051

	December 31, 2013
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
	(In thousands)
Short-term debt securities:
Asset-backed and mortgage-backed securities	$141,263	$4,329	$(2,229)	$143,363
Government and agency securities	94,245	352	(201)	94,396
Corporate debt securities	15,447	85	(42)	15,490
Commercial paper	13,821	—	—	13,821

Total short-term debt securities	$264,776	$4,766	$(2,472)	$267,070

Long-term marketable equity securities	$669	$2,252	$—	$2,921

As of March 30, 2014, there were 188 investments in an unrealized loss position. The following tables summarize the gross unrealized losses and fair values of the Company’s short-term investments that have been in a continuous unrealized loss position for less than and greater than 12 months, aggregated by investment category:

	March 30, 2014
	Less than 12 Months		Greater than 12 Months
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
Asset-backed and mortgage-backed securities	$54,072	$(1,340)	$17,484	$(499)
Government and agency securities	18,507	(160)	—	—
Corporate debt securities	2,983	(23)	—	—

Total	$75,562	$(1,523)	$17,484	$(499)

	December 31, 2013
	Less than 12 Months		Greater than 12 Months
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
Asset-backed and mortgage-backed securities	$63,788	$(1,856)	$11,668	$(373)
Government and agency securities	27,053	(201)	—	—
Corporate debt securities	6,126	(42)	—	—

Total	$96,967	$(2,099)	$11,668	$(373)

Net realized losses on sales of available-for-sale securities were not material for the three months ended March 30, 2014 or March 31, 2013.

Contractual maturities of available-for-sale debt securities as of March 30, 2014 were as follows (in thousands):

Due within one year	$30,657
Due in 1-5 years	80,503
Due in 5-10 years	7,725
Due after 10 years	121,856

Total	$240,741

The maturities of asset-backed and mortgage-backed securities were determined based on contractual principal maturities assuming no prepayments.

Note 7 — Supplemental Financial Information

Inventories

	March 30, 2014	December 31, 2013
	(In thousands)
Raw materials	$69	$66
Work-in-process	32,213	23,940
Finished goods	129,628	132,288

Total inventories	$161,910	$156,294

Accumulated Other Comprehensive Loss

The following table presents the components of, and changes in, accumulated other comprehensive loss, net of taxes:

	Balance at December 31, 2013	Net Current Period Other Comprehensive Income (a)	Balance at March 30, 2014
	(In thousands)
Foreign currency translation adjustments	$34,527	$1,275	$35,802
Net unrealized gain on investments	2,797	275	3,072
Net unrealized loss on derivatives	(573)	342	(231)
Benefit plans	(428,093)	3,193	(424,900)

Total accumulated other comprehensive loss	$(391,342)	$5,085	$(386,257)

(a)	The reclassified components of defined benefit pension and post-retirement plans were included in the computation of net periodic benefit cost/(credit) (see Note 5). All other reclassified amounts were insignificant for the period presented.

Reconciliation of Basic and Diluted Shares

The following table provides a reconciliation of basic and diluted shares:

	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands)
Basic shares	558,490	550,227
Dilutive effect of stock options, employee stock purchase rights and RSUs	29,965	16,865

Diluted shares	588,455	567,092

The weighted-average common share equivalents that were excluded from the computation of diluted shares because their inclusion would have had an anti-dilutive effect on net income per share were as follows:

	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands)
Anti-dilutive securities:
Stock options	1,186	29,420
RSUs	—	1,632

Note 8 — Derivative Instruments

The Company has foreign subsidiaries that operate and sell the Company’s products in various markets around the world. As a result, the Company is exposed to changes in foreign-currency exchange rates. The Company utilizes forward contracts to manage its exposure associated with net assets and liabilities denominated in non-functional currencies and to reduce the volatility of earnings and cash flows related to forecasted foreign-currency transactions. The Company does not hold derivative financial instruments for speculative or trading purposes. As of March 30, 2014 and December 31, 2013, the total fair value of derivative assets and liabilities was immaterial.

Cash-Flow Hedges

The Company enters into forward contracts that are designated as foreign-currency cash-flow hedges of selected forecasted payments denominated in currencies other than U.S. dollars. These forward contracts generally mature within twelve months. As of March 30, 2014 and December 31, 2013, the total notional value of outstanding forward contracts, designated as foreign-currency cash-flow hedges, was $21.9 million and $42.7 million, respectively.

Other Foreign-Currency Derivatives

The Company enters into foreign-exchange forward contracts that are used to manage currency risk for certain assets or liabilities denominated in non-functional currencies and that do not qualify for hedge accounting. These forward contracts generally mature within three months. Changes in the fair value of these forward contracts are recorded immediately in earnings. As of March 30, 2014 and December 31, 2013, the total notional value of these outstanding forward contracts was $54.0 million and $56.0 million, respectively. For the three months ended March 30, 2014 and March 31, 2013, the Company recognized a gain of $0.1 million and a loss of $1.2 million on other foreign-currency derivatives, respectively. These amounts are included in interest income and other, net and were substantially offset by the loss and gain on the underlying foreign-currency-denominated assets or liabilities.

Note 9 — Segment, Geographic and Product Information

The Company operates in one reportable segment — the Semiconductor segment. The Company’s chief executive officer is the chief operating decision maker (“CODM”). The Company’s CODM bears ultimate responsibility for, and is actively engaged in, the allocation of resources and the evaluation of the Company’s operating and financial results.

Information about Geographic Areas

The following table summarizes the Company’s revenues by geography based on the ordering location of the customer. Because the Company sells its products primarily to other sellers of technology products and not to end users, the information in the table below may not accurately reflect geographic end-user demand for its products.

	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands)
North America*	$148,343	$146,650
Asia	353,710	373,933
Europe and the Middle East	67,013	48,053

Total	$569,066	$568,636

*	Primarily the United States.

Information about Product Groups

The following table presents the Company’s revenues by product groups:

	Three Months Ended
	March 30, 2014	March 31, 2013
	(In thousands)
Storage products	$446,829	$437,901
Networking products	84,039	92,603
Other	38,198	38,132

Total	$569,066	$568,636

Note 10 — Income Taxes

The Company recorded income tax benefits of $5.2 million and $2.3 million for the three months ended March 30, 2014 and March 31, 2013, respectively.

The income tax benefit for the three months ended March 30, 2014 included a reversal of $11.2 million of liabilities for uncertain tax positions, which included previously unrecognized tax benefits of $5.7 million and interest and penalties of $5.5 million, as a result of the expiration of statutes of limitations in multiple jurisdictions and the settlement of an audit.

The income tax benefit for the three months ended March 31, 2013 included a reversal of $8.6 million of liabilities for uncertain tax positions, which included previously unrecognized tax benefits of $3.8 million and interest and penalties of $4.8 million, as a result of the expiration of statutes of limitations in multiple jurisdictions.

The Company computes its tax provision using an estimated annual tax rate. The Company excludes certain loss jurisdictions from the computation of the estimated annual rate when no benefit can be realized on those losses. Historically, the Company has sustained losses from its U.S. operations and, as a result, has maintained a full valuation allowance against U.S. net deferred tax assets. Management does not believe there is sufficient positive evidence to reach a conclusion that it is more likely than not that the Company will generate sufficient future taxable income in the U.S. to realize the benefits of its deferred tax assets. Depending on future results and projected trends, it is reasonably possible that the Company may determine in the foreseeable future that it is more likely than not that a significant portion of its U.S. deferred tax assets will be realized, resulting in a release of a significant portion of the valuation allowance.

As of March 30, 2014, the Company had $185.8 million of unrecognized tax benefits for which the Company is unable to make a reasonably reliable estimate as to when cash settlement with a taxing authority may occur. It is reasonably possible that the total amount of unrecognized tax benefits will increase or decrease in the next 12 months. Such changes could occur based on the normal expiration of statutes of limitations, the possible conclusion of ongoing tax audits in various jurisdictions around the world or other negotiations with tax authorities. If those events occur within the next 12 months, the Company estimates that the unrecognized tax benefits, plus accrued interest and penalties, could decrease by up to $17.1 million.

Note 11 — Related Party Transactions

A member of the Company’s board of directors is also a member of the board of directors of Seagate Technology (“Seagate”). The Company sells semiconductors used in storage product applications to Seagate for prices comparable to those charged to an unrelated third party. Sales to Seagate were $121.6 million and $153.7 million for the three months ended March 30, 2014 and March 31, 2013, respectively. The Company had accounts receivable from Seagate of $64.2 million and $77.7 million as of March 30, 2014 and December 31, 2013, respectively.

The Company has an equity interest in a joint venture, Silicon Manufacturing Partners Pte Ltd. (“SMP”), with GLOBALFOUNDRIES, a manufacturing foundry for integrated circuits. SMP operates an integrated circuit manufacturing facility in Singapore. The Company accounts for its ownership position under the equity method of accounting. The Company purchased $12.4 million and $9.4 million of inventory from SMP during the three months ended March 30, 2014 and March 31, 2013, respectively. As of March 30, 2014 and December 31, 2013, the amounts payable to SMP were $11.6 million and $8.6 million, respectively.

Note 12 — Commitments, Contingencies and Legal Matters

Purchase Commitments

The Company maintains purchase commitments with certain suppliers, primarily for raw materials and manufacturing services and for some non-production items. Purchase commitments for inventory materials are generally restricted to a forecasted time horizon as mutually agreed upon between the parties. This forecasted time horizon can vary for different suppliers. As of March 30, 2014, the Company had purchase commitments of $376.1 million, which are due through 2018.

The Company has a take-or-pay agreement with SMP under which it has agreed to purchase 51% of the managed wafer capacity from SMP’s integrated circuit manufacturing facility and GLOBALFOUNDRIES has agreed to purchase the remaining managed wafer capacity. SMP determines its managed wafer capacity each year based on forecasts provided by the Company and GLOBALFOUNDRIES. If the Company fails to purchase its required commitments, it will be required to pay SMP for the fixed costs associated with the unpurchased wafers. GLOBALFOUNDRIES is similarly obligated with respect to the wafers allotted to it. The agreement may be terminated by either party upon two years written notice. The agreement may also be terminated for material breach, bankruptcy or insolvency.

Guarantees

Product Warranties:

The following table sets forth a summary of changes in product warranties (in thousands):

Balance as of December 31, 2013	$8,550
Accruals for warranties issued during the period	—
Adjustments to pre-existing accruals (including changes in estimates)	(363)
Settlements made during the period (in cash or in kind)	—

Balance as of March 30, 2014	$8,187

Standby Letters of Credit:

The Company had outstanding obligations relating to standby letters of credit of $6.1 million and $4.0 million, respectively, as of March 30, 2014 and December 31, 2013. Standby letters of credit are financial guarantees provided by third parties for leases, customs, taxes and certain self-insured risks. If the guarantees are called, the Company must reimburse the provider of the guarantee. The fair value of the letters of credit approximates the contract amounts. The standby letters of credit generally renew annually.

Indemnifications

The Company is a party to a variety of agreements pursuant to which it may be obligated to indemnify the other party. These obligations arise primarily in connection with sales contracts, license agreements or agreements for the sale of assets, under which the Company customarily agrees to hold the other party harmless against losses arising from a breach of warranties, representations and covenants related to such matters as title to assets sold, validity of certain intellectual property rights, non-infringement of third-party rights, and certain income tax-related matters. In each of these circumstances, payment by the Company is typically subject to the other party making a claim to and cooperating with the Company pursuant to the procedures specified in the particular contract. This usually allows the Company to challenge the other party’s claims or, in case of breach of intellectual property representations or covenants, to control the defense or settlement of any third-party claims brought against the other party. Further, the Company’s obligations under these agreements may be limited in terms of activity (typically to replace or correct the products or terminate the agreement with a refund to the other party), duration and/or amounts. In some instances, the Company may have recourse against third parties covering certain payments made by the Company.

Legal Matters

The Company and its subsidiaries are parties to litigation matters and claims in the normal course of business. The Company does not believe, based on currently available facts and circumstances, that the final outcome of these matters, taken individually or as a whole, will have a material adverse effect on the Company’s consolidated results of operations or financial position. However, the pending unsettled lawsuits may involve complex questions of fact and law and may require the expenditure of significant funds and the diversion of other resources to defend. From time to time, the Company may enter into confidential discussions regarding the potential settlement of such lawsuits. However, there can be no assurance that any such discussions will occur or will result in a settlement. Moreover, the settlement of any pending litigation could require the Company to incur substantial costs and, in the case of the settlement of any intellectual property proceeding against the Company, may require the Company to obtain a license to a third-party’s intellectual property that could require royalty payments in the future and the Company to grant a license to certain of its intellectual property to a third party under a cross-license agreement. The results of litigation are inherently uncertain, and material adverse outcomes are possible.

The Company has not provided accruals for any legal matters in its financial statements as potential losses for such matters are not considered probable and reasonably estimable. However, because such matters are subject to many uncertainties, the ultimate outcomes are not predictable, and there can be no assurances that the actual amounts required to satisfy any liabilities arising from the matters described above will not have a material adverse effect on the Company’s consolidated results of operations, financial position or cash flows.